Exhibit 21.01

MercadoLibre Inc.

LIST OF SUBSIDIARIES

Parent company:

MercadoLibre, Inc.

Delaware, USA

Date of Incorporation: October 15, 1999

Subsidiaries:

MercadoLibre S.R.L. (Argentina)

Date of Incorporation: July 29, 1999

MercadoLibre S. de R.L. de C.V. (Mexico)

Date of Incorporation: October 6, 1999

MercadoLivre.Com Atividades de Internet Ltda. (Brazil)

Date of Incorporation: August 16, 1999

MercadoLibre Chile Ltda. (Chile)

Date of Incorporation: January 7, 2000

MercadoLibre Colombia, Ltda. (Colombia)

Date of Incorporation: February 7, 2000

MercadoLibre Venezuela S.R.L. (Venezuela)

Date of Incorporation: March 1, 2000

Ibazar.com Atividades de Internet Ltda. (Brazil)

Date of Incorporation: September 16, 1999

MercadoLibre S.A. (Uruguay)

Date of Incorporation: March 23, 2004

Former name: MercadoLibre Zonaamerica S.A.

MercadoLibre Ecuador Cia. Ltda. (Ecuador)

Date of Incorporation: July 12, 2006

MercadoLibre Perú S.R.L. (Peru)

Date of Incorporation: January 26, 2000

Former name: Deremate.com del Peru S.A.

Hammer.com, LLC

Delaware, USA

Date of Incorporation: November 1, 2005

MercadoPago, LLC

Delaware, USA

Date of Incorporation: April 10, 2006

ListaPop, LLC

Delaware, USA

Date of Incorporation: April 20, 2007

Deremate.com de Mexico S. de R.L. de C.V. (Mexico)

Date of Incorporation: November 9, 1999

Deremate.com de Uruguay S.A. (Uruguay)

Date of Incorporation: June 14, 1999

eBazar.com.br Ltda. (Brazil)

Date of Incorporation: February 11, 1999

MercadoPago.com Representações Ltda. (Brazil)

Date of Incorporation: December 2, 2008

MercadoPago Colombia S.A. (Colombia)

Date of Incorporation: October 25, 2006

MercadoPago S.A. (Chile)

Date of Incorporation: April 7, 2006

Servicios Administrativos y Comerciales, LLC

Delaware, USA

Date of Incorporation: October 11, 2007

PSGAC Prestadora de Servicios Gerenciales, Administrativos y Comerciales, S de R.L. de C.V (Mexico)

Date of Incorporation: November 12, 2007

Classifieds LLC

Delaware, USA

Date of Incorporation in Delaware: June 30, 2008

Former name: CMG Classified Media Group, Inc.

Former jurisdiction: Panama

Grupo Veneclasificados C.A. (Venezuela)

Date of Incorporation: March 11, 2003

DeRemate.com de Argentina S.A. (Argentina)

Date of Incorporation: August 19, 1999

Former name: Etaskforce S.A.

DeRemate.com Chile S.A. (Chile)

Date of Incorporation: January 14, 2000

MercadoLibre Costa Rica S.R.L. (Costa Rica)

Date of Incorporation: January 4, 2010

Meli Participaciones S.L. (Spain)

Date of Incorporation: October 21, 2010

Autopark, LLC

Delaware, USA

Date of incorporation: August 9, 2011

Autopark Classifieds, LLC

Delaware, USA

Date of incorporation: August 17, 2011

Meli Uruguay S.R.L. (Uruguay)

Date of incorporation: May 30, 2011

Marketplace Investments, LLC

Delaware, USA

Date of incorporation: October 11, 2011

Meli Technology, Inc.

California, USA

Date of incorporation: July 1, 2011

Neosur S.A.

Ciudad de Cordoba, Argentina

Date of incorporation: September 22, 2006

Meli Inversiones SpA

Santiago, Chile

Date of incorporation: December 23, 2013

Tikleral S.A.

Montevideo, Uruguay

Date of incorporation: January 25, 2013

Brick.com, LLC

Delaware, USA

Date of incorporation: February 6, 2013

Meli Clasificados MLV S.R.L. (Venezuela)

Date of incorporation: February 2, 2012

Business Vision S.A.

Ciudad de Buenos Aires, Argentina

Date of incorporation: Septembre 9, 2002

Inmobiliaria Web Chile S. de R.L de C.V

Date of incorporation: December 16, 2009

Inmuebles Online SAPI de CV

Date of incorporation: December 16, 2009

MercadoEnvios Servicos de Logística Ltda.

Date of incorporation: March 25, 2014

Dabee Brasil Serviços de Intermediação e Facilitação de Negócios Ltda.

Date of incorporation: June 20, 2011

Dabee Technology India Private Limited

Date of incorporation: January 3, 2013